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                                                                     Exhibit 5


                                 May 13, 1996


Capstone Pharmacy Services, Inc.
2930 Washington Boulevard
Baltimore, Maryland 21230-1197


Gentlemen:

     We have acted as special counsel to Capstone Pharmacy Services, Inc. (the "Company"), in connection with the registration of 6,418,467 shares of its common stock, $.01 par value per share and 650,000 Series B Warrants, pursuant to a registration statement on Form S-3, as filed with the Securities and Exchange Commission (the "Registration Statement"). This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and with agencies of such states and other jurisdictions as may be necessary in the course of complying with the laws of such states and jurisdictions regarding the offering and sale of the stock in accordance with the Registration Statement. We also consent to the inclusion of our name in the prospectus under the heading "Legal Matters."

     We have examined originals, or certified or photostatic copies of such statutes, records, regulations, certificates of the officers of the Company and of public officials, and such other information as we have deemed necessary for purposes of rendering this opinion.

     In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and (ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.

     On the basis of such review, but subject to the limitations expressed herein, we are of the opinion, as of the date hereof, that (i) the securities being registered for primary issuance by the Registration Statement will, when issued as contemplated under the Registration Statement, be legally issued, fully paid and non-assessable, and (ii) the securities being sold by the Selling Stockholders (as defined in the Registration Statement) will be (or were), when issued to them, legally issued, fully paid and non-assessable.

     Our opinion herein is limited solely to the laws of the United States of America and the corporate law of the State of Delaware. In rendering the opinion set forth herein, we have relied upon the documents referenced above and have made no independent verification or investigation of factual matters pertaining thereto or to the Company.


                                       Very truly yours,


                                       /s/ HARWELL HOWARD HYNE
                                           GABBERT & MANNER, P.C.